SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2004

(Date of Report)

(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of Principal Executive Offices, Including Zip Code)

(206) 521-8340

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On June 30, 2004, WatchGuard Technologies, Inc. hired Edward J. Borey as its Chief Executive Officer. Mr. Borey has also been appointed to WatchGuard’s board of directors and will serve as chairman of the board. A copy of the press release relating to Mr. Borey’s appointment is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press Release of WatchGuard Technologies, Inc. dated July 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: July 1, 2004	By:	/s/ James A. Richman
James A. Richman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of WatchGuard Technologies, Inc. dated July 1, 2004